UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 2, 2012, the Board of Directors (the “Board”) of EXCO Resources, Inc. (the “Company”) appointed Wilbur L. Ross, Jr. to the Board. In connection with this appointment, the Board increased its size from nine to ten members. Mr. Ross has not been appointed to any Board committees at this time.

Mr. Ross will receive an annual retainer for his service on the Board and will be eligible to participate in the 2007 Director Plan of EXCO Resources, Inc., as amended, in each case in a manner consistent with the Company’s other non-employee directors. There are no arrangements or understandings between Mr. Ross and any other persons pursuant to which he was selected as a director. In addition, there are no transactions between the Company and Mr. Ross or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On March 5, 2012, the Company issued a press release announcing Mr. Ross’ appointment as a director. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 5, 2012, issued by EXCO Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date: March 5, 2012	By:	/s/ J. Douglas Ramsey, Ph.D.

	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President - Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 5, 2012, issued by EXCO Resources, Inc.

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